UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 14, 2010
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On July 14, 2010, H&R Block, Inc.’s (the “Company”) Board of Directors received a letter from Thomas M. Bloch, a member of the Company’s Board of Directors, stating that Mr. Bloch will not stand for re-election to the Company’s Board of Directors at its annual meeting of shareholders to be held on September 30, 2010. Mr. Bloch will no longer serve on the Company’s Board of Directors upon conclusion of his term on September 30, 2010.
In his letter, Mr. Bloch states that he will not stand for re-election to the Company’s Board of Directors over concerns regarding short-term versus long-term focus and disagreements with the direction of the Company, citing as examples: (i) the Company’s allocation of capital to share repurchases; (ii) the Company’s fiscal year 2010 financial plan; and (iii) the 2009 re-election of Richard C. Breeden as the Company’s Chairman of the Board of Directors.
A copy of Mr. Bloch’s letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
17.1	Letter from Thomas M. Bloch dated July 14, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: July 16, 2010	By:	/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary

EXHIBIT INDEX

Exhibit 17.1	Letter from Thomas M. Bloch dated July 14, 2010.